UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): Nov. 22, 2017

EARTH SCIENCE TECH, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-55000	45-4267181
(Commission File Number)	(IRS Employer Identification No.)

8000 NW 31st Street, Suite 19 Doral, FL	33122
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (305) 615-2118

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

GO-TO-,MARKET DIRECT TO DISTRIBUTOR AGREEMENT

On Nov. 22, 2017, The Registrant executed a distributor agreement with Mr. Checkout to conduct a marketing program directed distributers, wholesalers and wagon jobbers (a delivery/salesperson, which Mr. Checkout describes on its website here: http://mrcheckout.net/wagon-jobbers/).

Mr. Checkout will earn a commission of 5% with the percentage deceasing when sales reach certain levels. Commissions from specific parties last for 24 months of sales. The Registrant paid a retainer of $5 thousand USD as a draw against the first $100 thousand USD of sales.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Document

99.1	GO TO MARKET DIRECT TO DISTRIBUTOR AGREEMENT

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTH SCIENCE TECH, INC.

Dated: December 13, 2017	/s/ Nickolas S. Tabraue
Nickolas S. Tabraue
President and COO